 EXHIBIT B

AGREEMENT

AGREEMENT dated as of January 7, 2025 among Bexil Securities LLC, a Maryland limited liability company ("BSL"), Bexil Advisers LLC, a Maryland limited liability company (“BAL”), Bexil Corporation ("BXLC"), a Maryland corporation, Midas Securities Group, Inc., a Delaware corporation ("MSG"), Winmill & Co. Incorporated, a Delaware corporation ("WCI"), the Winmill Family Trust, a New Hampshire trust (the "Trust"), Mark C. Winmill, William M. Winmill, Woodworth B. Winmill, and Thomas B. Winmill.

WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

NOW, THEREFORE, the undersigned hereby agree as follows:

1.
The Schedule 13D and all amendments thereto with respect to Bexil Investment Trust to which this is attached as Exhibit B are filed on behalf of BSL, BAL, BXLC, MSG, WCI, the Trust, Mark C. Winmill, William M. Winmill, Woodworth B. Winmill, and Thomas B. Winmill.

2.
Each of BSL, BAL, BXLC, MSG, WCI, the Trust, Mark C. Winmill, William M. Winmill, Woodworth B. Winmill, and Thomas B. Winmill is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

SIGNATURE

Bexil Securities LLC
By: /s/Russell Kamerman
Name: Russell Kamerman
Title: General Counsel
Bexil Advisers LLC
By: /s/Russell Kamerman
Name: Russell Kamerman
Title: General Counsel
Bexil Corporation
By: /s/Russell Kamerman
Name: Russell Kamerman
Title: General Counsel

Midas Securities Group, Inc.
By: /s/Russell Kamerman
Name: Russell Kamerman
Title: General Counsel

Winmill & Co. Incorporated
By: /s/Donald Klimoski II
Name: Donald Klimoski II
Title: Co-General Counsel

Winmill Family Trust
By: /s/Thomas B. Winmill
Name: Thomas B. Winmill
Title: Trustee

By: /s/Mark C. Winmill
Name: Mark C. Winmill
Title: Trustee

By: /s/ William M. Winmill
Name: William M. Winmill
Title: Trustee

By: /s/ Woodworth B. Winmill
Name: Woodworth B. Winmill
Title: Trustee

Individuals By: /s/Mark C. Winmill
Name: Mark C. Winmill

By: /s/Thomas B. Winmill
Name: Thomas B. Winmill

By: /s/William M. Winmill
Name: William M. Winmill

By: /s/Woodworth B. Winmill
Name: Woodworth B. Winmill